Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

CROSS MATCH TECHNOLOGIES, INC.

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware is 2711 Centreville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

Section 2. Other Offices. The Corporation may also have offices at such other places both in and outside the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

ARTICLE II STOCKHOLDERS MEETINGS

Section 1. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and stated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2. Annual Meetings. If required by applicable law, the Corporation shall hold a meeting of stockholders each year for the election of directors and the transaction of such other business as may properly come before the meeting at such date and time as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Unless otherwise provided by law, the

Restated Certificate of Incorporation of the Corporation (as amended from time to time and including any Certificate of Designation relating to any series of Preferred Stock, the “Restated Certificate of Incorporation”) or these Bylaws, notice of the time and place, if any, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the annual meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the date thereof. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 3. Special Meetings. A special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors pursuant to a resolution adopted by the Board of Directors, but such special meeting may not be called by any other person or persons. Unless otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, notice of the date, time, place, if any, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and specific purpose or purposes for which such meeting is called shall be given to each stockholder entitled to vote thereat not less than 10 nor more than 60 days prior to the date thereof. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Voting. At all meetings of stockholders, each stockholder entitled to vote shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question, subject to any voting powers, restrictions or qualifications set forth in the Restated Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 5. Quorum; Voting. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, at any stockholders meeting, a majority of the voting power of the shares of stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority of the voting power thereof, adjourn the meeting from time to time in the manner provided in Section 10 of this Article II until a quorum shall attend. When a quorum is present at any meeting, and except as set forth in the following sentence, the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon, present in person or by proxy, shall decide any question brought before such meeting unless such question is one upon which a different vote is required by express provision of the Restated Certificate of Incorporation, these Bylaws, the rules, regulations or practices of the National Association of Securities Dealers, Inc., The NASDAQ Stock Market or any other stock exchange applicable to the

Corporation or its securities (such rules, regulations or practices, “Stock Exchange Rules”), or any law or other rule or regulation applicable to the Corporation, in which case such express provision shall govern. Except as otherwise required by law or the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote thereon. Where a separate vote by class or series or classes or series is required with respect to any matter, the holders of shares representing a majority of the voting power of the shares outstanding and entitled to vote with respect to that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Where a separate vote by a class or series or classes or series is required with respect to any matter and a quorum is present at any such meeting, that matter shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of shares representing a majority of the voting power of the shares of such class or series or classes or series, entitled to take action with respect to that vote on that matter, who are present in person or represented by proxy, unless such question is one upon which a different vote is required by express provision of the Restated Certificate of Incorporation, these Bylaws, Stock Exchange Rules or any law or other rule or regulation applicable to the Corporation, in which case such express provision shall govern.

Section 6. Inspectors of Election; Opening and Closing the Polls. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternative inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 7. List of Stockholders. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, as required by applicable law. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at such meeting.

Section 8. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right and authority to convene and to adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 9. Notice of Stockholder Business and Nominations.

(a)	Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (B) such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (z) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 9 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for the additional directorships, if such notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position or positions as specified in the Corporation’s notice of meeting, if the same stockholder’s notice as is required by paragraph (a)(2) of this Section 9 with respect to an annual meeting of stockholders shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (iii)(D) of paragraph (a)(2) of this Section 9) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

Section 10. Adjournments. Any annual or special meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Number and Qualification. The authorized number of directors that shall constitute the full Board of Directors of the Corporation shall be fixed from time to time as provided in or in the manner provided for in the Restated Certificate of Incorporation, provided, that such number shall be initially fixed at seven as of the effective date of these Bylaws. Directors need not be stockholders of the Corporation.

Section 2. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Restated Certificate of Incorporation. Except as otherwise expressly provided herein, in the Restated Certificate of Incorporation or by applicable law, the vote of a majority in voting power of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The Chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board of Directors.

Section 3. Compensation. The Board of Directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board of Directors or of the Executive Committee or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors.

Section 4. Meetings and Quorum. Meetings of the Board of Directors may be held either in or outside of the State of Delaware. At all meetings of the Board of Directors, a majority in voting power of the then authorized number of directors shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

The first meeting of the Board of Directors after the election of directors shall be held immediately after the annual meeting of stockholders and at the same place, if any, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, if any, the meeting may be held at such time and place, if any, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by the Board of Directors. Notice of special meetings shall be given to each director on 24 hours notice to each director personally or by mail, telephone, facsimile, electronic mail or other means of electronic transmission. Special meetings may be called by the Chairman of the Board, Chief Executive Officer or President, as provided above, or by the President or Secretary upon the request of a majority in voting power of the then authorized number of directors.

Section 5. Committees. The Board of Directors may appoint such committees among the directors of the Corporation as it deems necessary and appropriate for the proper conduct of the Corporation’s business and may appoint such officers, agents or employees of the Corporation to assist the committees of the Board of Directors as it deems necessary and appropriate. Meetings of committees may be called by the chairman of the committee on 24 hours notice to each committee member given personally or by mail, telephone, facsimile, electronic mail or other means of electronic transmission and shall be called by the chairman of the committee in like manner and on like notice on the written request of a committee member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 6. Conference Telephone Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in meetings by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 7. Action Without Meetings. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in accordance with applicable law.

ARTICLE IV

OFFICERS

Section 1. Titles and Election. The officers of the Corporation shall be the President, a Secretary and a Treasurer, who shall initially be elected as soon as convenient by the Board of Directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board of Directors following the annual meeting of stockholders or at such other date and time as the Board of Directors shall determine. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until such officer’s earlier resignation, removal under these Bylaws or other termination of employment. Any person may hold more than one office if the duties of such offices may be consistently performed by the same person, to the extent permitted by the laws of the State of Delaware.

The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board (who shall be a director), a Chief Executive Officer, Chief Financial Officer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until such officer’s earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as shall be prescribed or determined from time to time by the Board of Directors or, if not so prescribed or determined by the Board of Directors, as the Chief Executive Officer or the then senior executive officer may prescribe or determine. The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of duties in such form and with such sureties as the Board of Directors may require.

Section 2. Duties. Subject to such extension, limitations, and other provisions as the Board of Directors or these Bylaws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a) Chairman of the Board. The Chairman of the Board shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairman of the Board shall perform such other duties as the Board of Directors shall specify from time to time.

(b) Chief Executive Officer. In the absence of the Chairman of the Board, or if no Chairman of the Board shall have been appointed, the Chief Executive Officer (when present) shall preside at all meetings of the Board of Directors (provided the Chief Executive Officer is also a director) and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chief Executive Officer shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as the Board of Directors shall specify from time to time. The Chief Executive Officer may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

(c) President. The President shall be charged with general supervision of the management and policy of the Corporation, subject to the authority of the Chief Executive Officer. The President shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall specify from time to time. The President may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

(d) Chief Financial Officer. The Chief Financial Officer shall have overall responsibility and authority for the management of the financial operations of the Corporation, subject to the authority of the Chief Executive Officer and the Board of Directors. The Chief Financial Officer may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

(e) Vice President. The Vice President or Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so. In the absence or disability of the President, the Vice Presidents in order of seniority may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of president, except that if one or more executive or senior vice presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of president.

(f) Secretary. The Secretary, or in the Secretary’s absence, an Assistant Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to such officer, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.

(g) Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than such officer’s own bond, if any, which shall be in the custody of the Chief Executive Officer or President), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to such office. The Treasurer shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the Chief Executive Officer or President if the Board of Directors does not do so. The Treasurer may endorse for deposit or collection all checks, notes and similar instruments payable to the Corporation or to its order. The Treasurer shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation and, together with all of the property of the Corporation in such officer’s possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and the Chief Executive Officer or President of the Corporation, whenever they may require it, an account of all transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.

(h) Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

ARTICLE V

RESIGNATIONS AND VACANCIES

Section 1. Resignations. Any director or officer may resign at any time by giving notice thereof to the Board of Directors, Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or at the time determined upon the happening of an event or events, if the time be not specified, upon receipt thereof, and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

Section 2. Vacancies.

(a) Directors. Any newly created directorship resulting from any increase in the authorized number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled in the manner specified in the Restated Certificate of Incorporation.

(b) Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificate of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all shares of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares. Every holder of shares represented by certificates shall be entitled to a certificate or certificates in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of the State of Delaware. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfer of Stock. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates, if any, properly assigned and endorsed for transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 3. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be less than 10 nor more than 60 days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action without a meeting, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or by the Chief Executive Officer or President if the Board of Directors does not do so. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

Section 5. Stockholders of Record. To the fullest extent permitted by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the General Corporation Law of the State of Delaware.

ARTICLE VII

FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

Section 1. Fiscal Year. The fiscal year of the Corporation shall commence or end at such time as the Board of Directors may designate.

Section 2. Bank Deposits, Checks, Etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors, or by such officer or officers as the Board of Directors may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VIII

BOOKS AND RECORDS

Section 1. Place of Keeping Books. Unless otherwise expressly required by applicable law, the books and records of the Corporation may be kept outside of the State of Delaware.

Section 2. Examination of Books. Except as may otherwise be provided by applicable law, the Restated Certificate of Incorporation or these Bylaws, the Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by applicable law or authorized by express resolution of the Board of Directors.

ARTICLE IX

NOTICES

Section 1. Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice to directors also may be given personally or by telephone or facsimile or other means of electronic transmission.

Section 2. Waivers. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in a waiver of notice.

ARTICLE X

SEAL

The corporate seal of the Corporation, if any, shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE XI

POWERS OF ATTORNEY

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents the power to represent or act on behalf of the Corporation, with or without power of substitution.

In the absence of any action by the Board of Directors, the Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer of the Corporation may execute for and on behalf of the Corporation waivers of notice of meetings of stockholders and proxies for such meetings in any company in which the Corporation may hold voting securities.

ARTICLE XII INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise, nonprofit or other entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article XII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

Section 2. Prepayment of Expenses. The Corporation shall, to the fullest extent permitted by applicable law, pay the reasonable expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XII or otherwise.

Section 3. Claims. If a claim for indemnification or advancement of expenses under this Article XII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article XII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or of disinterested directors, or otherwise.

Section 5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise, nonprofit or other entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise, nonprofit or other entity.

Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law.

Section 8. Other Indemnification and Prepayment of Expenses. This Article XII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE XIII

AMENDMENTS

These Bylaws may be altered, amended or repealed, and new Bylaws may be made, by the affirmative vote of a majority of the directors constituting the entire Board.

These Bylaws may also be altered, amended or repealed, and new Bylaws may be made, by the stockholders of the Corporation by the affirmative vote of the holders of a majority in voting power of the Corporation’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

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The foregoing Amended and Restated Bylaws of the Corporation were adopted by the Board of Directors effective ____________, 2007.

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